                                         Contact:    Mark Kollar
                                                     Broadgate Consultants, Inc.
                                                     212-232-2222


FOR IMMEDIATE RELEASE
---------------------




              Aurora Foods' First Quarter Performance Improvement
                   Driven By Strong Growth in Leading Brands

                                EBITDA Up 21.8%

       Duncan Hines Net Sales Up 12%; Frozen Seafood Net Sales Up 14.5 %

             ------------------------------------------------------

ST. LOUIS, April 23, 2001 -- Aurora Foods Inc. (NYSE: AOR), a leading producer and marketer of premium branded food products such as Duncan Hines(R) and Mrs. Paul's(R), today announced improved operating performance for its first quarter ended March 31, 2001. Aurora made significant advances on its strategy to increase sales of key products, reduce costs, and enhance marketing support for its core brands.

     Driven by top-line revenue increases in many brands and continued cost improvements, EBITDA grew 21.8% to $35.0 million during the first quarter 2001 compared to adjusted EBITDA* of $28.8 million in the year ago quarter.

     While Aurora's net sales for the first quarter rose just 0.6% to $283.6 million versus the same period a year ago, the Company's two largest businesses -- Duncan Hines Baking Mixes and Frozen Seafood -- posted net sales growth of 12.0% and 14.5%, respectively, compared to the first quarter 2000. Both the Van de Kamp(R) and Mrs. Paul's seafood brands had a strong Lent, and Duncan Hines showed strong growth in four out of five product categories. Excluding frozen Lender's(R) bagels, a business where consumption has lagged, Aurora's net sales would have risen 3.1% and total unit volume would have increased 5.4% compared to the same period a year ago.

     Aurora also announced that its cost effectiveness program is producing the expected results. The Company's marketing spending per case during the first quarter was almost 8% lower than a year ago, even though volume was above year ago levels. Aurora also has redirected more of its spending to the consumer. First quarter advertising as a percentage of consumer spending more than doubled compared to the same period a year ago. Cost of goods sold per case has also improved 4.1% compared to a year ago, which is significant given the size of the Company's brand volumes.

     "We are very pleased with our continued performance improvement," said James T. Smith, President and Chief Executive Officer of Aurora Foods. "We are confident that our business plan -- which emphasizes increased sales, reduced costs and enhanced marketing support -- is gaining traction and will deliver long-term value."

     Mr. Smith continued, "We are seeing continued momentum with nine of our 16 business categories in our last four week share period showing absolute dollar consumption growth versus the year ago period." He also noted that Aurora expects to launch 7 new products in the next three months.

     The Company reported a narrower loss in the first quarter 2001 of $7.8 million or $0.11 per share compared to the net loss of $28.6 million or $0.43 per share in the year ago period. Excluding the non-recurring after-tax charge of $12.2 million for a change in an accounting principle, the net loss for the first quarter 2000 was $16.4 million. On this basis, Aurora's first quarter 2001 net loss represents an improvement of over 50%.

     The Company also reported that first quarter 2001 results were free of special charges. Inventories and receivables in the first quarter declined $11.6 million and $24.2 million, respectively, from year-end 2000 levels. Aurora reiterated that it expects full year EBITDA to be in the $175 million to $180 million range, a 15% to 18% year-over-year improvement.

                                     # # #

     *Adjusted EBITDA for 2000 is defined as EBITDA plus other financial, legal, and accounting expenses, transition expenses, and the cumulative effect of a change in accounting.

     Attached are Aurora's financial tables for its first quarter 2001, as well as IRI/Nielsen dollar consumption and share trends.

     Aurora will host a teleconference call to discuss its first quarter results at 11:00 a.m. Eastern Time on Monday, April 23, 2001. The call also will also be available over the Internet at http://www.aurorafoods.com.
                                            --------------------------

ABOUT AURORA FOODS

     Aurora Foods Inc., which is based in St. Louis, is a leading producer and marketer of premium branded food products including Duncan Hines(R) baking mixes, Log Cabin(R) and Mrs. Butterworth's(R) syrup, Lender's(R) bagels, Van de Kamp's(R) and Mrs. Paul's(R) frozen seafood, Aunt Jemima(R) frozen breakfast products, Celeste(R) frozen pizza and Chef's Choice(R) skillet meals. Aurora's products can be found in all Retail classes of trade, and Foodservice, and command strong positions in their respective categories and/or markets.

     Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in the Company's filings with the Securities and Exchange Commission.

                                AURORA FOODS INC.
                                  CONSOLIDATED
                                 BALANCE SHEETS
                                 (IN THOUSANDS)



                                                     March 31,      December 31,
                                                       2001             2000
                                                    -----------     ------------
ASSETS:

Cash & cash equivalents                             $     3,078     $       525
Accounts receivable, net                                 96,996         121,193
Accounts receivable sold                                (18,580)        (38,565)
Inventories                                              92,691         104,319
Prepaid expenses and other assets                         8,773           6,496
Current deferred tax assets                              19,675          17,133
                                                    -----------     -----------
Total current assets                                    202,633         211,101

Property, plant and equipment, net                      234,098         239,107
Deferred tax asset                                       41,239          40,045
Goodwill and other intangible assets, net             1,259,041       1,268,942
Other assets                                             33,530          35,091
                                                    -----------     -----------
Total assets                                        $ 1,770,541     $ 1,794,286
                                                    ===========     ===========


LIABILITIES & STOCKHOLDERS' EQUITY:

Current portion of senior secured term debt         $    32,926     $    32,926
Accounts payable                                         49,386          50,456
Accrued liabilities                                      84,764          87,840
                                                    -----------     -----------
Total current liabilities                               167,076         171,222


Senior secured term debt                                502,433         510,665
Senior secured revolving debt facility                  160,000         160,000
Senior subordinated notes                               401,779         401,837
Other liabilities                                         2,567           5,848
                                                    -----------     -----------
Total liabilities                                     1,233,855       1,249,572
                                                    -----------     -----------

Commitments and contingent liabilities

Stockholders' equity
Preferred stock                                              37              37
Common stock                                                741             741
Paid-in capital                                         685,091         685,091
Promissory notes                                           (191)           (227)
Accumulated deficit                                    (148,992)       (140,928)
                                                    -----------     -----------
Total stockholders' equity                              536,686         544,714
                                                    -----------     -----------
Total liabilities and stockholders' equity          $ 1,770,541     $ 1,794,286
                                                    ===========     ===========

                                AURORA FOODS INC.
                                  CONSOLIDATED
                                INCOME STATEMENTS
                        (Dollars and shares in thousands)



                                                                     Three Months Ended March 31,
                                                                     ----------------------------
                                                                        2001              2000
                                                                     ---------          ---------

Net sales                                                            $ 283,592          $ 282,008
Cost of goods sold                                                    (133,934)          (138,402)
                                                                     ---------          ---------
       Gross profit                                                    149,658            143,606
                                                                     ---------          ---------
Brokerage, distribution and marketing expenses:
       Brokerage and distribution                                      (32,913)           (33,963)
       Trade promotions                                                (53,524)           (54,401)
       Consumer marketing                                              (19,005)           (17,971)
                                                                     ---------          ---------
            Total brokerage, distribution and marketing expenses      (105,442)          (106,335)
Amortization of goodwill and other intangibles                         (11,201)           (10,751)
Selling, general and administrative expenses                           (15,733)           (14,577)
Other financial, legal and accounting expenses                            --               (9,601)
Transition expenses                                                       --               (1,365)
                                                                     ---------          ---------
            Total operating expenses                                  (132,376)          (142,629)
                                                                     ---------          ---------
       Operating income                                                 17,282                977
Interest expense, net                                                  (27,870)           (24,371)
Amortization of deferred financing expense                                (867)              (708)
Other bank and financing expenses                                          (37)               (87)
                                                                     ---------          ---------
       Loss before income taxes and cumulative effect of
            change in accounting                                       (11,492)           (24,189)
Income tax benefit                                                       3,735              7,740
                                                                     ---------          ---------
       Net loss before cumulative effect of change in accounting        (7,757)           (16,449)
Cumulative effect of change in accounting, net of tax $5,722              --              (12,161)
                                                                     ---------          ---------
       Net loss                                                         (7,757)           (28,610)
Preferred dividends                                                       (307)              --
                                                                     ---------          ---------
       Net loss available to common stockholders                     $  (8,064)         $ (28,610)
                                                                     =========          =========

Basic and diluted loss per share available to common stockholders:
       Loss before cumulative effect of change in accounting         $   (0.11)         $   (0.25)
       Cumulative effect of change in accounting, net of tax              --                (0.18)
                                                                     ---------          ---------
       Net loss available to common stockholders                     $   (0.11)         $   (0.43)
                                                                     =========          =========

Weighted average number of shares outstanding                           74,124             67,050
                                                                     =========          =========

EBITDA (1)                                                           $  35,037          $  17,803
                                                                     =========          =========

ADJUSTED EBITDA (2)                                                  $  35,037          $  28,769
                                                                     =========          =========



(1) EBITDA represents earnings before interest, taxes, depreciation and amortization.

(2) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization and before the accounting change, other financial, legal and accounting expenses, and transition expenses.

Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.

                                AURORA FOODS INC.
                                  CONSOLIDATED
                               CASH FLOW STATEMENT
                                 (IN THOUSANDS)


                                                                 Three Months Ended March 31,
                                                                 ----------------------------
                                                                   2001              2000
                                                                 --------          --------

Cash from operations:
  Net loss                                                       $ (7,757)         $(28,610)
  Adjustments to reconcile net loss to cash from operations:
  Depreciation and amortization expense                            18,564            17,484
  Deferred income taxes                                            (3,735)           (7,365)
  Cumulative effect of change in accounting, net of tax              --              12,161
  Other                                                                 4              --
  Changes to operating assets and liabilities:
    Receivables                                                    24,197            (7,494)
    Accounts receivable sold                                      (19,985)             --
    Inventories                                                    11,628             5,016
    Prepaid expenses and other current assets                      (2,277)           (1,373)
    Accounts payable                                               (1,377)          (36,572)
    Accrued expenses                                               (3,075)           (6,556)
    Other non-current liabilities                                  (3,206)             (244)
                                                                 --------          --------

Net cash provided by (used in) operations                          12,981           (53,553)
                                                                 --------          --------

Cash flows from investing activities:
  Asset additions                                                  (2,232)           (3,536)
  Changes to other non-current assets and liabilities                --              (1,640)
  Payment for acquisition of businesses                              --                 (36)
                                                                 --------          --------

Net cash (used for) investment activities                          (2,232)           (5,212)
                                                                 --------          --------

Cash (used for) provided by financing activities:
  Proceeds from senior secured revolving and term debt               --              65,000
  Repayment of borrowings                                          (8,232)           (5,759)
  Capital contributions, net of officer promissory notes               36              --
  Debt issuance and equity raising costs                             --                (132)
                                                                 --------          --------

Net cash (used for) provided by financing activities               (8,196)           59,109
                                                                 --------          --------

Net change in cash                                                  2,553               344
Beginning cash and cash equivalents                                   525               315
                                                                 --------          --------

Ending cash and cash equivalents                                 $  3,078          $    659
                                                                 ========          ========


--------------------------------------------------------------------------------
                        AURORA FOODS DOLLAR MARKET SHARES
                                THROUGH 3-18-01
--------------------------------------------------------------------------------


                      Past 6 Months     Past 3 Months     Past 1 Month

Van de Kamps              23.0%             23.8%            25.0%
Mrs. Paul's               16.3%             16.9%            17.9%
                          -----             -----            -----
Total Seafood             39.3%             40.7%            42.9%


AJ Breakfast              13.8%             13.8%            13.4%


Frozen Pizza               2.9%              3.0%             3.1%


Chef's Choice             12.6%             12.9%            13.4%


Lender's                  30.6%             30.7%            31.9%


Log Cabin                 16.9%             17.0%            18.0%
Mrs. Buttersworth         11.6%             11.3%            11.3%
                          -----             -----            -----
Total Syrups              28.5%             28.3%            29.3%


Duncan Hines              18.6%             19.5%            20.3%

                     AURORA IRI/NIELSEN DOLLAR CONSUMPTION
                           PAST 4 WEEKS-THRU 3/18/01
                            % INCREASE VS. YEAR AGO
--------------------------------------------------------------------------------


 1.  Prepared Fish                               +   6.0%
 2.  Frozen Prepared Non-Fish (e.g. Shrimp)      + 101.7%
                                                 -------

     Total Prepared Seafood                      +  15.0%

 3.  Frozen Waffles                                (14.0%)

 4.  Frozen Pancakes                             +  22.4%

 5.  Frozen French Toast                           ( 4.8%)

 6.  Frozen Pizza                                  ( 0.3%)

 7.  Frozen Skillet Meals                          ( 6.1%)

 8.  Frozen Bagels                                 (15.4%)

 9.  Refrigerated Bagels                         +  12.0%

10.  Fresh Bagels                                +   0.8%

11.  Syrup                                         (12.8%)

12.  Cake Mix                                     +  16.9%

13.  RTS Frosting                                 +  32.1%

14.  Brownie Mix                                  +  22.2%

15.  Muffin Mix                                     (10.5%)

16.  Cookie Mix                                   +  14.0%